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                                                                      Exhibit 99






CONTACT:  Glen L. Ponczak-media                       RELEASE:  January 8, 2003
          (414) 524-2375
          Denise M. Zutz-investors
          (414) 524-3155

          JOHNSON CONTROLS CONFIRMS FORECAST FOR RECORD 2003 EARNINGS;
                        FIRST QUARTER CONFERENCE CALL SET

       MILWAUKEE, WISCONSIN, January 8, 2003 ... Johnson Controls, Inc. (JCI) today confirmed its outlook for record results for fiscal 2003. The company's executives are meeting with analysts later today at Johnson Controls exhibit at the North American International Auto Show.
       Johnson Controls said that it confirmed its guidance for the full year of 2003 made on October 9, 2002, when it forecast the achievement of record levels of operating income and diluted earnings per share on consolidated sales growth of 5-10%.
       Automotive Systems Group sales growth of 5-10% is anticipated, assuming North American light vehicle production declines a slight percentage from the
16.3 million units produced in fiscal 2002, and European production increases slightly from last year's level. The automotive operating margin is expected to approximate the 2002 level of 5.7%. The Controls Group is expected to achieve sales growth of approximately 5% and a slight increase in operating margin from the 5.1% level for 2002.

       A summary of supplementary full-year financial estimates, also unchanged from the October 2002 forecast, follows:


                                                    FY2002           FY2003
                                                       ($s in millions)
                                                    Actual           Estimate
                                                    ------           --------
Capital expenditures                                $496             $550-600
Depreciation                                        $499             $540-560
Total debt to total capitalization                  36%              Approx. 31%
Interest expense,
   net of interest income                           $110             $110-115
Minority interest in net earnings
   of subsidiaries                                  $58              $55-60
Effective income tax rate                           34.6%            31.0%


       The company plans to release financial results for its first quarter of fiscal 2003 on


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January 16, 2003. The webcast of the conference call with financial analysts will be on Thursday, January 16, 2003 at 10:00 a.m. Central time.
         To access the listen-only webcast, visit the Johnson Controls website at www.johnsoncontrols.com and click on the webcast link. For technical details or assistance, visit www.ccbn.com. The audio webcast replay of the call will be available through Thursday January 23, 2003.
         Financial analysts who wish to participate by telephone in the conference call are asked to email to kathryn.j.szczupakiewicz@jci.com for participation details.

                                       ###

Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides control systems and services including comfort, energy and security management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.

Johnson Controls has made forward-looking statements in this document pertaining to its financial results for fiscal 2003 that are based on preliminary data and are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as "believes," "expects," "anticipates" or similar expressions. For those statements, the company cautions that numerous important factors, such as automotive vehicle production levels and schedules, the strength of the U.S. or other economies, currency exchange rates, cancellation of commercial contracts, as well as those factors discussed in the company's Form 8-K (dated November 12, 2002) could affect the company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.